UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported April 11, 2019
NOBILIS HEALTH CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-37349	98-1188172
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

11700 Katy Freeway, Suite 300, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (281) 925-0950
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 8.01 OTHER EVENTS
On November 15, 2018, Nobilis Health Corp. (the “Company”) filed a current report on Form 8-K reporting that it had received a notice (the “NYSE Letter”) from the New York Stock Exchange (the “NYSE”) that the Company is not in compliance with the NYSE’s continued listing requirements under the timely filing criteria established in Section 1007 of the NYSE American Company Guide, as a result of its failure to timely file its Quarterly Report on Form 10-Q for the three months ended September 30, 2018 (the “Filing Delinquency”). The NYSE Letter provided the Company with a six-month period to correct the Filing Delinquency. The Company has received notice from its auditors that they will not complete their audit in time to cure the Filing Delinquency during the NYSE’s initial six-month cure period. Accordingly, the Company will ask the NYSE to extend the cure period for up to six additional months, as described in the NYSE Letter. The Company is in the process of completing NYSE forms to formalize this request. The Company continues to work expeditiously with its auditors to conclude their review and file the 10-Q as soon as practicable. We cannot assure you that the NYSE will grant an extension or that we will be able to resolve our Filing Delinquency within any extended cure period.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Brandon Moreno
Brandon Moreno
Chief Financial Officer

Date: April 11, 2019